EXHIBIT 5.1

June 4, 2008

PharmaNet Development Group, Inc.
502 Carnegie Center
Princeton, New Jersey 08540

Re:

PharmaNet Development Group, Inc. – Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to PharmaNet Development Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of up to 120,000 shares of the Company’s common stock, par value $0.001, issuable under the Company’s 2004 Employee Stock Purchase Plan, as amended and restated and the registration of up to 30,000 shares of  the Company’s common stock, par value $.001, issuable under the Company’s 2008 International Employee Stock Purchase Plan (collectively, the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all document submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Company’s 2004 Employee Stock Purchase Plan or the Company’s 2008 International Employee Stock Purchase Plan, as the case may be, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP